Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-79452 and No. 333-216102) and Form S-8 (No. 333-206174 and No. 033-97240) of Healthcare Realty Trust Incorporated of our report dated August 8, 2017, relating to the Combined Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2016 for the Atlanta Portfolio which appear in this Form 8-K.

/s/ BDO USA, LLP

Nashville, Tennessee
August 8, 2017